UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report: October 28, 2015

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

2829 Townsgate Road, Suite 350

Westlake Village, CA 91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. — Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 28, 2015, LTC Properties, Inc. (“LTC”) exercised the $200 million accordion feature under its Unsecured Credit Agreement (“the Credit Agreement”).

The exercise of the accordion feature increases commitments under the Credit Agreement to $600 million and does not impact any other terms or conditions within the credit facility including the term or covenant requirements of the agreement. In connection with the exercise of the accordion feature, Citizen’s Bank, N.A. and Mizuho Bank, Ltd. have joined the participants in the Credit Agreement. Below are the Lenders, Revolving Commitments and Revolving Commitment Percentages:

Lender	Revolving Commitment	Commitment Percentage
Bank of Montreal	$100,000,000	16.7%
KeyBank National Association	$100,000,000	16.7%
Wells Fargo Bank, National Association	$100,000,000	16.7%
Royal Bank of Canada	$75,000,000	12.5%
MUFG Union Bank, N.A.	$75,000,000	12.5%
Credit Agricole Corporate and Investment Bank	$50,000,000	8.3%
Citizens Bank, N.A.	$50,000,000	8.3%
Mizuho Bank, Ltd.	$50,000,000	8.3%
TOTAL	$600,000,000	100%

As of October 28, 2015, LTC had $187.5 million outstanding under the unsecured revolving credit facility.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: November 2, 2015	By:	/s/ WENDY L. SIMPSON
Wendy L. Simpson
Chairman, CEO & President